Exhibit 99.1

LITHIA MOTORS REPORTS ADJUSTED FIRST QUARTER 2011 EARNINGS OF $0.34 PER SHARE

Medford, Oregon, April 27, 2011 (8:00 a.m. ET) – Lithia Motors, Inc. (NYSE: LAD) today reported 2011 adjusted first quarter net income from continuing operations of $9.1 million, or $0.34 per diluted share. This compares to a 2010 adjusted first quarter net income from continuing operations of $2.3 million, or $0.09 per diluted share. First quarter 2011 revenue from continuing operations increased $143.8 million, or 31.3% to $603.0 million, compared to $459.2 million in the year-ago period.

First Quarter Operating Highlights:

•         New vehicle same store sales increased 41%

•         Used vehicle retail same store sales increased 17%

•         Service, body and parts same store sales increased 8%

•         Adjusted SG&A expense as a percentage of gross profit declined 680 basis points

As shown in the attached reconciliation table, the 2011 and 2010 first quarter adjusted results from continuing operations excluded non-core charges of $0.01 and $0.03 per share, respectively, on asset impairments, disposal gains, reserve adjustments, and a stock-based compensation tax shortfall.  On a GAAP basis, net income from continuing operations for the first quarter of 2011 and 2010 was $8.7 million or $0.33 per diluted share and $1.4 million or $0.06 per diluted share, respectively.

Sid DeBoer, Lithia’s Chairman and CEO, commented, “Our team delivered another strong performance in the first quarter. Although new vehicle sales increased 45%, we maintained a near 1:1 used-to-new ratio. Service, body and parts sales increased 11% despite difficult comparisons due to the Toyota recalls last year. The economic recovery is expanding in our western markets, and our stores are focused on exceeding customer expectations.”

Balance Sheet Update

Lithia ended the period with $102.9 million in immediately available funds, including $13.1 million in cash, $37.6 million in availability on its revolving credit facility, and $52.2 million in unfinanced new vehicle inventory.

Acquisition

As previously announced, Lithia completed the acquisition of Rasmussen BMW / MINI, Mercedes-Benz of Portland and Mercedes-Benz of Wilsonville on April 18, 2011. The stores will add approximately $176 million in revenue over the next 12 months and are anticipated to add $0.08 per diluted share to full year 2011 results.

Outlook for 2011

Commenting on the Japanese tragedy, Mr. DeBoer continued, “Our sincere condolences go out to the people of Japan, and for the manufacturers and suppliers with employees impacted by the magnitude of events in March. While the entire supply chain is focused on minimizing the disruptions associated with the tragedy, it is clear that vehicle supply will be interrupted in the second and third quarters of 2011. Our guidance has been updated assuming our best estimate of the impact of these events on our operations. While we hope these assumptions prove to be conservative, the near-term outlook for our manufacturer partners remains uncertain.”

Lithia projects its 2011 second quarter earnings guidance within a range of $0.32 to $0.34 per diluted share. Full-year 2011 earnings guidance is projected within a range of $1.42 to $1.50 per diluted share. Both projections are based on the following annual assumptions:

•         Total revenues in range of $2.5 to $2.6 billion

•         New vehicle same store sales increasing 14%

•         New vehicle gross margin ranging from 7.5% to 7.7%

•         Used vehicle same store sales increasing 16%

•         Used vehicle gross margin ranging from 14.0% to 14.3%

•         Service body and parts same store sales increasing 2%

•         Service body and parts gross margin ranging from 48.3% to 48.6%

•         Finance and insurance gross profit of $980 per unit

•         Tax rate of 40%

•         Estimated average diluted shares outstanding of 26.9 million

•         Capital expenditures of approximately $28 million

•         Guidance excludes the impact of future acquisitions, dispositions, and any potential non-core items

First Quarter Earnings Conference Call and Updated Presentation

The first quarter conference call may be accessed at 10:00 a.m. ET today by telephone at 877- 407-8029. An updated presentation highlighting the first quarter results has been added to Investor Relations on www.lithia.com.

To listen live on our website or for replay, visit Investor Relations on www.lithia.com and click on webcasts. A playback of the conference call will be available after 1:00 p.m. ET on April 27, 2011 through May 4, 2011 by calling 877-660-6853 (Conference ID: 369958 Account: 305).

About Lithia

Lithia Motors, Inc. is the ninth largest automotive retailer in the United States. Lithia sells 26 brands of new and all brands of used vehicles at 86 stores, which are located in 12 states. Lithia also sells used vehicles; arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations.

For additional information on Lithia Motors, contact John North, VP Finance / Controller at (541) 618-5748 or visit www.lithia.com and click on “Investor Relations.”

Sites

www.lithia.com

www.lithiacares.com

www.lithiajobs.com

Lithia Motors on Facebook

http://www.facebook.com/LithiaMotors

Lithia Life on Facebook

http://www.facebook.com/pages/Lithia-Lifecom/34360183908?ref=ts

Lithia Life on YouTube

http://www.youtube.com/user/LithiaLife

Lithia Life on Twitter

http://twitter.com/LithiaLife

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. Forward-looking statements in this press release include our guidance regarding second quarter and full year 2011 results, the effect of acquisitions on our full year 2011 EPS, the impact of the Japanese disaster on new vehicle sales levels and the sustainability of the economic recovery. Forward looking statements include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as "expects," "anticipates," "intends," "plans," "believes," "seeks" or "will."  These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to certain risk factors, including without limitation, future economic conditions and others set forth from time to time in the company's filings with the SEC. We urge you to carefully consider this information. We undertake no duty to update our forward-looking statements, including our earnings outlook.

Non-GAAP Financial Measures

This press release and the attached financial tables contain certain non-GAAP financial measures as defined under SEC rules, such as adjusted net income and diluted earnings per share from continuing operations, adjusted SG&A as a percentage of revenues and gross profit, adjusted operating margin, adjusted operating profit as a percentage of gross profit, and adjusted pre-tax margin.  These measures exclude certain items disclosed in the attached financial tables. Cash flows from operations were adjusted to include the change in non-trade floorplan debt to improve the visibility of cash flows related to vehicle financing. As required by SEC rules, the Company has provided reconciliations of these measures to the most directly comparable GAAP measures, which are set forth in the attachments to this release. The Company believes that each of the foregoing non-GAAP financial measures improves the transparency of the Company's disclosure, provides a meaningful presentation of the Company's results from its core business operations excluding adjustments for items not related to the Company's ongoing core business operations or other non-cash adjustments, and improves the period-to-period comparability of the Company's results from its core business operations. These presentations are not intended to provide net income, cash flows from operations, operating income or selling, general and administrative costs in accordance with GAAP and should not be considered an alternative to GAAP measures.

Lithia Motors, Inc.

Consolidated Statement of Operations (Unaudited)

(In thousands except per share data)

	Three Months Ended			%
	March 31,		Increase	Increase
	2011	2010	(Decrease)	(Decrease)
Revenues:
New vehicle retail	$ 312,234	$ 215,617	$ 96,617	44.8%
Used vehicle retail	160,723	135,899	24,824	18.3
Used vehicle wholesale	30,386	23,465	6,921	29.5
Finance and insurance	19,923	14,638	5,285	36.1
Service, body and parts	76,585	68,797	7,788	11.3
Fleet and other	3,146	803	2,343	291.8
Total revenues	602,997	459,219	143,778	31.3
Cost of sales:
New vehicle retail	288,904	197,213	91,691	46.5
Used vehicle retail	137,131	117,305	19,826	16.9
Used vehicle wholesale	29,966	23,094	6,872	29.8
Service, body and parts	39,467	35,251	4,216	12.0
Fleet and other	2,595	451	2,144	475.4
Total cost of sales	498,063	373,314	124,749	33.4
Gross profit	104,934	85,905	19,029	22.2
Asset impairment charges	382	1,491	(1,109)	(74.4)
SG&A expense	79,741	71,039	8,702	12.2
Depreciation and amortization	4,193	4,749	(556)	(11.7)
Income from operations	20,618	8,626	11,992	139.0
Floorplan interest expense	(2,563)	(2,751)	(188)	(6.8)
Other interest expense	(3,304)	(3,588)	(284)	(7.9)
Other income, net	77	68	9	13.2
Income from continuing operations before income taxes	14,828	2,355	12,473	529.6
Income tax expense	6,123	912	5,211	571.4
Income tax rate	41.3%	38.7%
Income from continuing operations	$ 8,705	$ 1,443	$ 7,262	503.3%

Loss from discontinued operations, net of income tax	-	(176)	176	NM
Net income	$ 8,705	$ 1,267	$ 7,438	587.1%

Diluted net income (loss) per share:
Continuing operations	$ 0.33	$ 0.06	$ 0.27	450.0%
Discontinued operations	-	(0.01)	0.01	NM
Net income per share	$ 0.33	$ 0.05	$ 0.28	560.0%

Diluted shares outstanding	26,694	26,019	675	2.6%

Lithia Motors, Inc.

Key Performance Metrics (Unaudited)

	Three Months Ended			%
	March 31,		Increase	Increase
	2011	2010	(Decrease)	(Decrease)
Gross margin
New vehicle retail	7.5%	8.5%	(100) bps
Used vehicle retail	14.7	13.7	100 bps
Used vehicle wholesale	1.4	1.6	(20) bps
Finance & insurance	100.0	100.0	- bps
Service, body & parts	48.5	48.8	(30) bps
Gross profit margin	17.4	18.7	(130) bps

Unit sales
New vehicle retail	9,929	6,884	3,045	44.2%
Used vehicle retail	9,812	8,211	1,601	19.5
Used vehicle wholesale	3,883	3,286	597	18.2
Total units sold	23,624	18,381	5,243	28.5

Average selling price
New vehicle retail	$ 31,447	$ 31,321	$ 126	0.4%
Used vehicle retail	16,380	16,551	(171)	(1.0)
Used vehicle wholesale	7,825	7,141	684	9.6

Average gross profit per unit
New vehicle retail	$ 2,350	$ 2,673	$ (323)	(12.1)%
Used vehicle retail	2,404	2,265	139	6.1
Used vehicle wholesale	108	113	(5)	(4.4)
Finance & insurance	1,009	970	39	4.0

Revenue mix
New vehicle retail	51.8%	47.0%
Used vehicle retail	26.7	29.6
Used vehicle wholesale	5.0	5.0
Finance & insurance, net	3.3	3.2
Service, body & parts	12.7	15.0
Fleet and other	0.5	0.2

	Adjusted		As reported
	Three Months Ended		Three Months Ended
	March 31,		March 31,
Other metrics	2011	2010	2011	2010
SG&A as a % of revenue	13.2%	15.5%	13.2%	15.5%
SG&A as a % of gross profit	76.0	82.8	76.0	82.7
Operating profit as a % of revenue	3.5	2.2	3.4	1.9
Operating profit as a % of gross profit	20.0	11.7	19.6	10.0
Pretax margin	2.5	0.8	2.5	0.5

Lithia Motors, Inc.

Same Store Operating Highlights (Unaudited)

(In thousands except per unit data)

	Three Months Ended			%
	March 31,		Increase	Increase
	2011	2010	(Decrease)	(Decrease)
Revenues
New vehicle retail	$ 305,345	$ 215,981	$ 89,364	41.4%
Used vehicle retail	157,130	134,402	22,728	16.9
Used vehicle wholesale	29,929	22,880	7,049	30.8
Finance and insurance	19,045	13,778	5,267	38.2
Service, body and parts	74,467	68,728	5,739	8.3

Gross profit
New vehicle retail	22,730	18,390	4,340	23.6
Used vehicle retail	22,826	18,220	4,606	25.3
Used vehicle wholesale	420	397	23	5.8
Finance and insurance	19,045	13,778	5,267	38.2
Service, body and parts	35,049	32,584	2,465	7.6

Unit sales
New vehicle retail	9,708	6,897	2,811	40.8%
Used vehicle retail	9,598	8,109	1,489	18.4
Used vehicle wholesale	3,814	3,228	586	18.2
Total units sold	23,120	18,234	4,886	26.8

Average selling price
New vehicle retail	$ 31,453	$ 31,315	$ 138	0.4%
Used vehicle retail	16,371	16,574	(203)	(1.2)
Used vehicle wholesale	7,847	7,088	759	10.7

Average gross profit per unit
New vehicle retail	$ 2,341	$ 2,666	$ (325)	(12.2)%
Used vehicle retail	2,378	2,247	131	5.8
Used vehicle wholesale	110	123	(13)	(10.6)
Finance & insurance	986	918	68	7.4

 Lithia Motors, Inc.

Revenue Mix (Unaudited)

	Three months ended March 31,
	2011	2010
New vehicle unit sales brand mix
Chrysler	28.4%	26.0%
General Motors	16.9	16.2
Toyota	13.9	14.7
Honda, Acura	7.8	8.5
Hyundai	5.9	6.4
Subaru	5.8	5.9
Ford	5.6	5.5
BMW	4.6	5.6
Nissan	4.2	3.9
Volkswagen, Audi	3.2	3.3
Kia	1.9	2.1
Mercedes	0.9	1.1
Other	0.9	0.8

	Three months ended March 31,
Revenue geographic mix	2011	2010
Texas	24.1%	25.3%
Oregon	16.0	14.8
California	11.1	11.8
Washington	10.3	10.4
Alaska	8.7	9.9
Montana	8.1	6.4
Iowa	6.7	6.9
Idaho	6.4	6.6
Nevada	4.7	4.2
North Dakota	2.0	1.9
New Mexico	1.0	1.0
Colorado	0.9	0.8
	As of April 27, 2011
Current store count mix	# of stores	% of total
Chrysler	23	26.7%
General Motors	12	14.0
Honda, Acura	9	10.5
Toyota	8	9.3
BMW	7	8.2
Hyundai	6	7.0
Ford	4	4.6
Volkswagen, Audi	4	4.6
Nissan	4	4.6
Mercedes	3	3.5
Subaru	2	2.3
Kia	2	2.3
Porsche	1	1.2
Mazda	1	1.2

Lithia Motors, Inc.

Consolidated Balance Sheet (Unaudited)

(In thousands except per share data)

	March 31, 2011	December 31, 2010
Cash and cash equivalents	$ 13,118	$ 9,306
Trade receivables, net	79,659	75,011
Inventories, net	456,945	415,228
Deferred income taxes	2,815	2,937
Other current assets	8,880	6,062
Total current assets	$ 561,417	$ 508,544

Property and equipment, net	357,303	362,433
Goodwill	6,186	6,186
Franchise value	45,193	45,193
Deferred income taxes	39,479	39,524
Other non-current assets	11,212	9,796
Total assets	$ 1,020,790	$ 971,676

Floorplan notes payable	$ 300,166	$ 251,257
Current maturities of long-term debt	14,237	12,081
Trade payables	27,043	23,747
Accrued liabilities	68,502	58,784
Total current liabilities	$ 409,948	$ 345,869

Long-term debt	245,864	268,693
Deferred revenue	21,064	20,158
Other long-term liabilities	15,047	16,739
Total liabilities	$ 691,923	$ 651,459

Class A common stock	286,295	284,807
Class B common stock	468	468
Additional paid-in capital	10,183	10,972
Accumulated other comprehensive loss	(4,307)	(4,869)
Retained earnings	36,228	28,839
Total liabilities & stockholders' equity	$ 1,020,790	$ 971,676

Lithia Motors, Inc.

Summarized Cash Flow from Operations (Unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2011	2010
Net income	$ 8,705	$ 1,267

Adjustments to reconcile net income to cash provided by (used in) operating activities:
Asset impairments	382	1,491
Depreciation and amortization	4,193	4,749
Amortization of debt discount	-	4
Stock-based compensation	491	441
(Gain) loss on disposal of assets	105	(283)
Deferred income taxes	(394)	(5,264)
Excess tax benefit from share-based payment arrangements	(21)	-
(Increase) decrease, net of effect of acquisitions and divestitures
Trade receivables, net	(4,648)	(8,584)
Inventories	(41,769)	(24,744)
Other current assets	(888)	2,332
Other non-current assets	(412)	(987)
Increase (decrease), net of effect of acquisitions and divestitures
Floorplan notes payable	9,905	4,532
Trade payables	3,296	7,563
Accrued liabilities	9,683	7,234
Other long-term liabilities and deferred revenue	132	(160)
Net cash used in operating activities	$ (11,240)	$ (10,409)

Lithia Motors, Inc.

Reconciliation of Non-GAAP Cash Flow from Operations (Unaudited)

(In thousands)

	Three Months Ended
	March 31,
Net cash used in operating activities	2011	2010
As reported	$ (11,240)	$ (10,409)
Floorplan notes payable, non-trade	39,262	20,615
Adjusted	$ 28,022	$ 10,206

Lithia Motors, Inc.

Other Highlights (Unaudited)

(In thousands except per share data)

	March 31, 2011	December 31, 2010	March 31, 2010
Days Supply(1)
New vehicle inventory	61	75	69
Used vehicle inventory	47	53	47
(1) Days supply calculated based on current inventory levels, excluding in-transit vehicles, and a 30-day historical cost of sales level.

	March 31, 2011	December 31, 2010
Other information
Long-term debt/total capitalization(2)	42.8%	45.6%
(2)Total capitalization is comprised of long-term debt and total shareholder’s equity.
Debt covenant ratios
	Requirement		As of March 31, 2011
Minimum tangible net worth	Not less than $200 million		$275.7 million
Vehicle equity	Not less than $65 million		$185.7 million
Fixed charge coverage ratio	Not less than 1.20 to 1		1.83 to 1
Liabilities to tangible net worth ratio	Not more than 4.00 to 1		2.51 to 1

Lithia Motors, Inc.

Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)

(In thousands)

	Three months ended March 31,
	2011	2010
Selling, general & administrative
As reported	$ 9,741	$ 71,039
Impairments and disposal gain	-	367
Reserve adjustments	-	(258)
Adjusted	$ 79,741	$ 71,148

Income from operations
As reported	$ 20,618	$ 8,626
Impairments and disposal gain	382	1,190
Reserve adjustments	-	258
Adjusted	$ 21,000	$ 10,074

Income from continuing operations before income taxes
As reported	$ 14,828	$ 2,355
Impairments and disposal gain	382	1,190
Reserve adjustments	-	258
Adjusted	$ 15,210	$ 3,803

Lithia Motors, Inc.

Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)

(In thousands except per share data)

Adjusted net income/(loss) and diluted earnings per share

	Three Months Ended March 31,
	Net income/(loss)		Diluted earnings per share
	2011	2010	2011	2010
Continuing Operations
As reported	$ 8,705	$ 1,443	$ 0.33	$ 0.06
Impairments and disposal gain	229	732	0.01	0.03
Reserve adjustments Stock-based compensation tax shortfall	- 186	164 -	- -	- -
Adjusted	$ 9,120	$ 2,339	$ 0.34	$ 0.09

Discontinued Operations
As reported	$ -	$ (176)	$ -	$ (0.01)
Impairments and disposal (gain) loss	-	10	-	-
Adjusted	$ -	$ (166)	$ -	$ (0.01)

Consolidated Operations
As reported	$ 8,705	$ 1,267	$ 0.33	$ 0.05
Adjusted	9,120	2,173	0.34	0.08